Exhibit 21.1

List of Subsidiaries of Hawker Beechcraft Acquisition Company, LLC

Subsidiaries of the Registrant are as follows:

Hawker Beechcraft Acquisition Company, LLC, a Delaware limited liability company

Hawker Beechcraft Corporation, a Kansas corporation

Hawker Beechcraft (Bermuda) Ltd., a Bermuda limited company

Hawker Beechcraft Quality Support Company, a Kansas corporation

Arkansas Aerospace, Inc., an Arkansas corporation

HBC, LLC, a Kansas limited liability company

Hawker Beechcraft Global Customer Support Corporation, a Kansas corporation

Hawker Beechcraft Services de Mexico, S. de R.L. de C.V., a Mexico joint venture

Hawker Beechcraft International Holding, Inc., a Kansas corporation

Hawker Beechcraft Limited, a limited company of England and Wales

Beech Aircraft Corporation, a Kansas corporation

Hawker Beech de Mexico, S. de R.L. de C.V., a Mexico corporation

Travel Air Insurance Company, Ltd., a Kansas corporation

Travel Air Insurance Company (Kansas), a Kansas corporation

Hawker Beechcraft Regional Offices, Inc., a Kansas corporation

Beechcraft Aviation Company, a Kansas corporation

Hawker Beechcraft International Service Company, a Kansas corporation

Hawker Beechcraft Australia Pty Limited, an Australian limited company

Hawker Beech International Services de Mexico, S. de R.L. de C.V., a Mexico corporation

Hawker Beechcraft Germany GmbH, a Germany corporation

Hawker Beechcraft Singapore Pte. Limited, a Singapore limited company

Hawker Beechcraft Brasilia Holdings, LLC, a Delaware limited liability company

Hawker Beechcraft do Brasil Assessoria E Intermediacao de Negocios Ltda., a Brazilian limited company

Hawker Beechcraft Notes Company, a Delaware corporation

Hawker Beechcraft Finance Corporation, a Delaware corporation

Hawker Beechcraft International Delivery Corporation, a Kansas corporation

Hawker Beechcraft International Service Company Spain S.L., a Spanish limited company